EXHIBIT 4.16

                          AFFIDAVIT OF CITIZENSHIP
                            [OWNER PARTICIPANT]


STATE OF _______________              }
                                      } SS.
COUNTY OF ______________              }


I, _______________, being duly sworn, depose and say, that:

1. I am the duly qualified and acting [Assistant] Secretary of [Owner Participant] (the "Corporation");

2. The Corporation is duly organized under the laws of the State of __________;

3. The [Chief Executive Officer/President] and two-thirds or more of the Board of Directors and other managing officers of the Corporation are individuals who are citizens of the United States of America;

4. At least seventy-five percent (75%) of the voting interest of the Corporation is owned or controlled by persons or corporations who are citizens of the United States of America;

5. Accordingly, the Corporation is a "Citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code.

SWORN to this ____ day of __________, ____.

                                    [OWNER PARTICIPANT]


                                    By:___________________________________
                                       Name:
                                       Title:

SWORN AND SUBSCRIBED TO
before me this ____ day of
__________, ____



___________________________________
Notary Public

My Commission Expires on _________________




                  THIS AGREEMENT HAS BEEN PREPARED BASED UPON THE
               ASSUMPTION THAT BOTH SERIES G AND SERIES C EQUIPMENT
             NOTES WILL BE ISSUED. IF SERIES C EQUIPMENT NOTES ARE NOT
                ISSUED ON A PARTICULAR CLOSING DATE, THIS AGREEMENT
             SHALL BE MODIFIED TO PROVIDE FOR THE POSSIBLE ISSUANCE OF
               SERIES C EQUIPMENT NOTES AT A LATER DATE OR TO REMOVE
                REFERENCES TO SERIES C EQUIPMENT NOTES AND TO MAKE
                           OTHER RELATED CHANGES.






==============================================================================

                              TRUST AGREEMENT
                       (US Airways, Inc.  Trust No.  N___U_)



                       Dated as of _________ __, ____



                                  between



                               [OWNER PARTICIPANT],

                                            Owner Participant


                                    and


                    FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                                            Owner Trustee


                      One Airbus A[319][320] Aircraft
                        FAA Registration Mark N___U_


==============================================================================




                              TRUST AGREEMENT
                       (US Airways, Inc.  Trust No.  N___U_)

               This TRUST AGREEMENT (US Airways, Inc. Trust No. N___U_) dated as of _________ __, ____ between [OWNER PARTICIPANT], a __________ corporation (the "Owner Participant"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSB") and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "Owner Trustee") (as hereafter from time to time supplemented or amended, this or the "Trust Agreement");

               NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, FSB and the Owner Participant hereby agree as follows:

                            W I T N E S S E T H:

                                 ARTICLE I

                           DEFINITIONS AND TERMS

               SECTION 1.01 CERTAIN DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.


                                 ARTICLE II

                 AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
                            DECLARATION OF TRUST

               SECTION 2.01 AUTHORITY TO EXECUTE DOCUMENTS. The Owner Participant hereby authorizes and directs the Owner Trustee to execute and deliver the Operative Documents and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and, subject to the terms hereof, to perform its duties and, upon instructions from the Owner Participant, exercise its rights under said Operative Documents in accordance with the terms thereof.

               SECTION 2.02 DECLARATION OF TRUST. The Owner Trustee hereby declares that it shall continue to hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created by the Trust Indenture and to the provisions of the Lease.


                                ARTICLE III

                    ACCEPTANCE AND DELIVERY OF AIRCRAFT

               SECTION 3.01 ACCEPTANCE OF AIRCRAFT. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02 hereof:

               (a) purchase the Aircraft pursuant to the Participation Agreement and the Bill of Sale;

               (b) accept from Lessee the delivery of the Bill of Sale and the FAA Bill of Sale;

               (c) cause the Aircraft to be leased to Lessee under the Lease, and in furtherance thereof execute and deliver a Lease Supplement covering the Aircraft;

               (d) execute and deliver the Trust Supplement covering the Aircraft;

               (e) execute, issue and deliver the Equipment Notes;

               (f) execute and deliver the financing statements referred to in Section 4(a)(vi) of the Participation Agreement, together with all other agreements, documents and instruments referred to in
        Section 4 of the Participation Agreement to which the Owner Trustee is a party;

               (g) effect the registration of the Aircraft in the name of the Owner Trustee by filing or causing to be filed with the FAA:
        (i) the FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of the Owner Trustee (including without limitation an affidavit from the Owner Trustee in compliance with the provisions of 14 C.F.R. ss. 47.7(c)(2)(ii)(1979)); and (iii) the Trust Agreement; and

               (h) execute and deliver all other documents and certificates required by the Operative Documents from time to time in accordance with the directions of the Owner Participant.

               SECTION 3.02 CONDITIONS PRECEDENT. The right and obligation of the Owner Trustee to take the action required by Section 3.01 hereof with respect to the Aircraft shall be subject to the following conditions precedent:

               (a) the Owner Participant shall have made the full amount of its Commitment set forth in Schedule II of the Participation Agreement available to the Owner Trustee, in immediately available funds, in accordance with Section 2 of the Participation Agreement; and

               (b) the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to the Aircraft, shall have been complied with in a manner satisfactory to the Owner Participant and the Owner Trustee.

               SECTION 3.03 AUTHORIZATION IN RESPECT OF A TERMINATION OF THE LEASE AND ASSUMPTION OF THE EQUIPMENT NOTES. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, take the actions specified to be taken by the Owner Trustee in Section 7(u) of the Participation Agreement upon Lessee's purchasing the Aircraft pursuant to
Section 9(d), 19(b) or 20 of the Lease and upon Lessee's assuming the indebtedness evidenced by the Equipment Notes in accordance with the provisions of such Section 7(u).

               SECTION 3.04 AUTHORIZATION IN RESPECT OF A REPLACEMENT AIRFRAME OR REPLACEMENT ENGINES. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, in the event of a Replacement Airframe and Replacement Engines, if any, being substituted pursuant to Section 10(a) of the Lease, or a Replacement Engine being substituted pursuant to Section 10(b) of the Lease, subject to due compliance with the terms of Section 10(a) or 10(b) of the Lease, as the case may be:

               (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of the Replacement Airframe and Replacement Engines, if any, or the Replacement Engines;

               (b) accept from Lessee or other vendor of the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine a bill of sale or bills of sale (if tendered), and the invoice, if any, with respect to the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine being furnished pursuant to Section 10(a) or (b) of the Lease;

               (c) in the case of a Replacement Airframe, make application to the Federal Aviation Administration for the registration in the name of the Owner Trustee of the Aircraft of which such Replacement Airframe is a part;

               (d) execute and deliver a Lease Supplement and a Trust Supplement covering (i) the Aircraft of which such Replacement Airframe is part or (ii) such Replacement Engine, as the case may be;

               (e) transfer its interest in (without recourse except as to obligations in respect of Lessor Liens) and to the Airframe and Engines (if any) or the Engine being replaced to Lessee;

               (f) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Airframe and Engines or engines (if any) or the Engine or engine being replaced from the lien created under the Trust Indenture and release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such replaced Airframe and Engines, if any, or Engine) from the assignment and pledge under the Trust Indenture; and

               (g) upon instructions from the Owner Participant, take such further action as may be contemplated by clauses (A) and (B) of the third paragraph of Section 10(a) of the Lease or clauses (ii) and
        (iii) of Section 10(b) of the Lease, as the case may be.

               SECTION 3.05 TRUST AGREEMENT REMAINING IN FULL FORCE AND EFFECT. In the event of the substitution of a Replacement Airframe for the Airframe or the substitution of a Replacement Engine for any Engine or engine, all provisions of this Trust relating to such replaced Airframe or Engine or engine shall be applicable to such Replacement Airframe or Replacement Engine with the same force and effect as if such Replacement Airframe or Replacement Engine were the same airframe or engine as the Airframe or Engine being replaced but for the Event of Loss with respect to such Airframe or Engine.

               SECTION 3.06 AUTHORIZATION IN RESPECT OF A RETURN OF AN ENGINE. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, in the event of an engine being transferred to the Owner Trustee pursuant to Section 5 of the Lease, subject to due compliance with the terms of such Section 5:

               (a) accept from Lessee the bill of sale with respect to such engine contemplated by such Section 5 (if tendered);

               (b) transfer its interest in (without recourse except as to obligations in respect of Lessor Liens) and to an Engine to Lessee as contemplated by such Section 5; and

               (c) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Engine being transferred to Lessee pursuant to such Section 5 from the lien of the Trust Indenture and to release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such Engine) from the assignment and pledge under the Trust Indenture.


                                 ARTICLE IV

                   RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE TRUST ESTATE

               SECTION 4.01 DISTRIBUTION OF PAYMENTS. (a) Payments to Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture.

               (b) Payments to Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, any payment of the type referred to in Section 4.01(a) hereof (other than Excluded Payments) received by the Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to the Owner Participant.

               (c) Certain Distributions to Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Owner Participant in accordance with the provisions of Article III of the Trust Indenture.

               (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

               SECTION 4.02 METHOD OF PAYMENTS. The Owner Trustee shall make distributions or cause distributions to be made to the Owner Participant pursuant to this Article IV by transferring by wire transfer the amount to be distributed to such account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee. Notwithstanding the foregoing, the Owner Trustee will, if so requested by the Owner Participant in writing, pay any or all amounts payable to the Owner Participant pursuant to this
Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with the Owner Trustee in its individual capacity in immediately available funds, (ii) by payment at the trust office of the Owner Trustee (the trust office of the Owner Trustee shall be the principal corporate trust office of the Owner Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or the principal corporate trust office of any successor Owner Trustee), in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Owner Trustee.


                                 ARTICLE V

                        DUTIES OF THE OWNER TRUSTEE

               SECTION 5.01 NOTICE OF EVENT OF DEFAULT. If the Owner Trustee shall have knowledge of a Lease Event of Default or an Indenture Event of Default (or a Lease Default or an event which with the passage of time or the giving of notice or both would constitute an Indenture Event of Default) the Owner Trustee shall give to the Owner Participant prompt telephonic or telecopy notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which, with the passage of time would constitute an Indenture Event of Default referred to in paragraph (c) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later within ten (10) days after the Owner Trustee shall first have knowledge of such event and
(ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (d) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event. Subject to the terms of Section
5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Lease Event of Default, Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by the Owner Participant. If the Owner Trustee shall not have received instructions as above provided within twenty (20) days after the mailing of such notice to the Owner Participant, the Owner Trustee until instructed otherwise in accordance with the preceding sentence may, but shall be under no duty to, take or refrain from taking such action with respect to such Lease Event of Default, Indenture Event of Default or other event, not inconsistent with the provisions of the Trust Indenture, as it shall deem advisable in the best interests of the Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by an officer of FSB in the Corporate Trust Department, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, an Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing by the Indenture Trustee, the Owner Participant or Lessee.

               SECTION 5.02 ACTION UPON INSTRUCTIONS. Subject to the terms of Sections 5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Trust Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate as shall be specified in such instructions (including entering into agreements referred to in clause (i) of Section 8.01 hereof and in clause (U) of Section 7(k) of the Participation Agreement); (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it (it being understood that the provisions of Sections 3.03, 3.04 and 3.06 hereof do not constitute instructions by the Owner Participant for the Owner Trustee to approve of or consent to the matters to be approved of or consented to by the Owner Trustee in the sections of the Lease referred to in Sections 3.03, 3.04 or 3.06 hereof); and (iv) subject to the rights of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, deliver the Aircraft to the Owner Participant in accordance with such instructions, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease the Aircraft on such terms and to such lessee or lessees as shall be designated in such instructions.

               SECTION 5.03 INDEMNIFICATION. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if the Owner Participant shall have directed the Owner Trustee to take any such action or refrain from taking any action, the Owner Participant agrees to furnish such indemnity as shall be required and, in addition, to the extent not otherwise paid pursuant to the provisions of the Lease or the Participation Agreement, to pay the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

               SECTION 5.04 NO DUTIES EXCEPT AS SPECIFIED IN TRUST AGREEMENT OR INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in written instructions from the Owner Participant received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. FSB agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof) promptly take such action as may be necessary to duly discharge and satisfy in full (i) all Lessor Liens which it is required to discharge pursuant to Section 7(f) of the Participation Agreement and otherwise comply with the terms of said Section binding on it, (ii) any Liens (other than Lessor's Liens attributable to it in its individual capacity) created as a result of its breach of any of its obligations under this Trust Agreement on any part of the Trust Estate, or on properties of the Owner Trustee assigned, pledged or mortgaged as part of the Trust Estate, which arise from acts of FSB in its individual capacity except the Lien created under the Trust Indenture, the rights of the Lessee under the Lease and the rights of the Owner Participant hereunder and (iii) any other Liens from claims against FSB in its individual capacity on any part of the Trust Estate which result from claims against FSB in its individual capacity unrelated to the ownership of the Aircraft, the administration of the Trust Estate or the transactions contemplated by the Operative Documents.

               SECTION 5.05 SATISFACTION OF CONDITIONS PRECEDENT. Anything herein to the contrary notwithstanding, the Owner Trustee shall comply with the provisions of Section 3.01 hereof upon the satisfaction, to the satisfaction of special counsel for the Owner Trustee, of all the applicable conditions precedent specified in Section 3.02 hereof and in
Section 4 of the Participation Agreement.

               SECTION 5.06 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not have any power, right or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.01 or 5.02 hereof.


                                 ARTICLE VI

                             THE OWNER TRUSTEE

               SECTION 6.01 ACCEPTANCE OF TRUSTS AND DUTIES. FSB accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. FSB shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for performance of the terms of the last sentence of
Section 5.04 hereof, (c) for its or the Owner Trustee's failure to use ordinary care to disburse funds and (d) for liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section 6.03 hereof, in Section
6.03 of the Trust Indenture, in Section 4 of the Lease or in Sections 7(a), 7(b), 7(f), 7(g), 7(m), 7(o), 7(p), 7(s) or 7(u) of the Participation
Agreement.

               SECTION 6.02 ABSENCE OF CERTAIN DUTIES. Except in accordance with written instructions furnished pursuant to Section 5.02 hereof and except as provided in, and without limiting the generality of, Section 5.04 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor FSB shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that FSB, in its individual capacity, shall comply with the reporting requirements set forth in 14 C.F.R. ss. 47.45 or any successor provision and the Owner Trustee shall, to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish the Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, or (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to the Owner Participant copies of all reports and other written information which the Owner Trustee receives from Lessee pursuant to Section 11 of the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 7 of the Participation Agreement, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Document.

               SECTION 6.03 NO REPRESENTATIONS OR WARRANTIES AS TO CERTAIN MATTERS. NEITHER THE OWNER TRUSTEE NOR FSB MAKES OR SHALL BE DEEMED TO HAVE MADE (A) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that FSB in its individual capacity warrants that on the Delivery Date the Owner Trustee shall have received whatever title was conveyed to it by Lessee and that the Aircraft shall during the Term be free of Lessor Liens attributable to it, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by FSB in its individual capacity or by the Owner Trustee and except that FSB in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Trust Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be, and that the Trust Agreement constitutes the legal, valid and binding obligations of FSB or the Owner Trustee, as the case may be, enforceable against FSB or the Owner Trustee, as the case may be, in accordance with its terms.

               SECTION 6.04 NO SEGREGATION OF MONIES REQUIRED; NO INTEREST. Except as provided in Section 23 of the Lease, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

               SECTION 6.05 RELIANCE UPON CERTIFICATES, COUNSEL AND AGENTS. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant or Lessee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director and in the name of the Owner Participant or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the secretary or any assistant secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled person appointed by it with due care hereunder.

               SECTION 6.06 NOT ACTING IN INDIVIDUAL CAPACITY. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, subject to the terms of the Participation Agreement and the Trust Indenture, all persons, other than the Owner Participant, as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

               SECTION 6.07 FEES; COMPENSATION. Except as provided in
Section 5.03 or 7.01 hereof, the Owner Trustee agrees that it shall have no right against the Owner Participant or (subject to the provisions of the Trust Indenture) the Trust Estate for any fee as compensation for its services hereunder.

               SECTION 6.08 TAX RETURNS. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participant. The Owner Trustee shall be responsible for causing to be prepared, at the request and expense of the Owner Participant, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. The Owner Participant or the Owner Trustee, as the case may be, upon request, will furnish the Owner Trustee or the Owner Participant, as the case may be, with all such information as may be reasonably required from the Owner Participant or the Owner Trustee, as the case may be, in connection with the preparation of such income tax returns.


                                ARTICLE VII

                      INDEMNIFICATION OF OWNER TRUSTEE
                            BY OWNER PARTICIPANT

               SECTION 7.01 OWNER PARTICIPANT TO INDEMNIFY OWNER TRUSTEE. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless FSB in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by FSB in its individual capacity on or measured by any compensation received by FSB in its individual capacity for its services hereunder or in connection with the transactions contemplated by the Operative Documents), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of the Owner Trustee, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against FSB in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other Person but only to the extent not otherwise paid or reimbursed by Lessee or such other Person) in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or FSB in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or FSB in its individual capacity in the performance or nonperformance of its duties hereunder or
(b) those resulting from the inaccuracy of any representation or warranty of FSB in its individual capacity (or from the failure of FSB in its individual capacity to perform any covenant) in Section 6.03 hereof, in
Section 6.03 of the Trust Indenture or, with respect to representations or warranties of FSB in its individual capacity only, in Section 4 of the Lease, in Sections 7(a), 7(b), 7(f), 7(g), 7(m), 7(o), 7(p), 7(s) or 7(u)
of the Participation Agreement or in any of the other Operative Documents or (c) as may result from a breach by FSB in its individual capacity of its covenants in the last sentence of Section 5.04 hereof or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or FSB in its individual capacity in the disbursement of funds. The indemnities contained in this Section 7.01 extend to FSB only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that FSB in its individual capacity has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this
Section 7.01). The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, FSB in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same FSB in its individual capacity shall have a Lien on the Trust Estate, subject to the Lien of the Trust Indenture, which shall be prior to any interest therein of the Owner Participant. The payor of any indemnity under this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.


                                ARTICLE VIII

                TRANSFER OF THE OWNER PARTICIPANT'S INTEREST

               SECTION 8.01 TRANSFER OF INTERESTS. All provisions of
Section 7(k) of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis, in this Section 8.01) be applicable to any assignment, conveyance or other transfer by any Owner Participant of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement. In addition to the provisions of Section 7(k) of the Participation Agreement: (i) any such transfer shall be effected by a written agreement, in form and substance reasonably satisfactory to the Owner Trustee in its individual capacity, among such transferee, its transferor and the Owner Trustee, which shall provide that such transferee thereby becomes a party to, and beneficiary of, this Trust Agreement and an Owner Participant for all purposes hereof and that such transferee assumes all of the obligations of its transferor under this Trust Agreement; and (ii) so long as the Lease shall be in effect or any Equipment Notes remain unpaid, such transferee and its transferor shall have complied with all of the terms of Section 7(k) of the Participation Agreement.


                                 ARTICLE IX

                   SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

               SECTION 9.01 RESIGNATION OF OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee (i) shall resign if required to do so pursuant to Section 7(a) of the Participation Agreement and (ii) may resign at any time without cause by giving at least sixty (60) days' prior written notice to the Owner Participant, the Indenture Trustee (so long as the Lien of the Trust Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, the Owner Participant may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee (so long as the Lien of the Trust Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within thirty
(30) days after such notice of resignation or removal, the Owner Trustee, the Owner Participant, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

               (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Owner Participant an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

               (c) Qualification. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

               (d) Merger, etc. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

               SECTION 9.02 CO-TRUSTEES AND SEPARATE TRUSTEES. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee").

               Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

               (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

               (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

               (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

               (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

               (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee; and

               (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the holders of the Equipment Notes in the Trust Indenture Estate.


                                 ARTICLE X

                         SUPPLEMENTS AND AMENDMENTS
                   TO TRUST AGREEMENT AND OTHER DOCUMENTS

               SECTION 10.01 SUPPLEMENTS AND AMENDMENTS. (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and the Owner Participant. Subject to Section 10.02 hereof and the first sentence of Section 9 of the Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Document to which the Owner Trustee is a party which it is requested to execute by the Owner Participant, except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained.

               (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in
Section 10.01(a) hereof shall be delivered by the Owner Trustee to Lessee, the Indenture Trustee and each holder of a Equipment Note.

               SECTION 10.02 DISCRETION AS TO EXECUTION OF DOCUMENTS. Prior to executing any document required to be executed by it pursuant to the terms of Section 10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

               SECTION 10.03 ABSENCE OF REQUIREMENTS AS TO FORM. It shall not be necessary for any written request furnished pursuant to Section
10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

               SECTION 10.04 DISTRIBUTION OF DOCUMENTS. Promptly after the execution by the Owner Trustee of any document entered into pursuant to
Section 10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

               SECTION 10.05 NO REQUEST NEEDED AS TO LEASE SUPPLEMENT AND TRUST SUPPLEMENT. No written request pursuant to Section 10.01 hereof shall be required to enable the Owner Trustee to enter into the Lease Supplement covering the Aircraft with Lessee pursuant to the terms of the Lease and
Section 3.01 hereof and the Trust Supplement pursuant to the terms of the Trust Indenture and Section 3.01 hereof.


                                 ARTICLE XI

                               MISCELLANEOUS

               SECTION 11.01 TERMINATION OF TRUST AGREEMENT. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of Joseph P. Kennedy living on the date of the earliest execution of this Trust Agreement by any party hereto; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. So long as the Lien of the Trust Indenture on the Trust Indenture Estate shall not have been released and all principal, interest and any other amounts due on the Equipment Notes shall not have been paid in full, this Trust Agreement may not be revoked or terminated without the consent of the Indenture Trustee.

               SECTION 11.02 OWNER PARTICIPANT HAS NO LEGAL TITLE IN TRUST ESTATE. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

               SECTION 11.03 ASSIGNMENT, SALE, ETC. OF AIRCRAFT. Any assignment, sale, transfer or other conveyance of its interest in the Aircraft by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

               SECTION 11.04 TRUST AGREEMENT FOR BENEFIT OF CERTAIN PARTIES ONLY. Except for the terms of Section 7(k) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Articles IX and X hereof, nothing herein, whether expressed or implied, shall be construed to give any Person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

               SECTION 11.05 NOTICES; CONSENT TO JURISDICTION. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Trust Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 11.05(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.05(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee or the Owner Participant, to the respective addresses set forth below the signatures of such parties on the signature page of the Participation Agreement, or (B) if to a Subsequent Owner Participant, addressed to such Subsequent Owner Participant at such address as such Subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Equipment Note register maintained pursuant to Section 2.07 of the Trust Indenture.

               (b) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Trust Agreement, the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

               SECTION 11.06 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 11.07 WAIVERS, ETC. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

               SECTION 11.08 COUNTERPARTS. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 11.09 BINDING EFFECT, ETC. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any ownership interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

               SECTION 11.10 HEADINGS; REFERENCES. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

               SECTION 11.11 GOVERNING LAW. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


               IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             [OWNER PARTICIPANT]


                             BY__________________________________
                               Name:
                               Title:



                             FIRST SECURITY BANK,
                             NATIONAL ASSOCIATION


                             BY__________________________________
                               Name:
                               Title: